 SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission

Only (as permitted by Rule 14c-5 (d) (2))

[x] Definitive Information Statement

HARRELL HOSPITALITY GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant(s)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HARRELL HOSPITALITY GROUP, INC.

16475 Dallas Parkway, Suite 410

Addison, Texas 75001

INFORMATION STATEMENT

The following information supplements the information contained in the Information Statement filed April 30, 2001.

AUDIT FEES

Audit Fees paid to Jackson & Rhodes, P.C. for auditing the annual financial statements for the year ended September 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $15,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

There were no fees paid to Jackson & Rhodes, P.C. or its affiliates for financial information systems design and implementation during the fiscal year ended September 30, 2000.

ALL OTHER FEES

No other fees were paid to Jackson & Rhodes, P.C. during the fiscal year ended September 30, 2000. Since there were no fees paid or promised to Jackson & Rhodes, P. C. for work other than the audits of financial statements, there is no impact of any other such fees on the independence of the auditors.

By Order of the Board of Directors,

/s/

Paul L. Barham, Chief Executive Officer

Addison, Texas

May 3, 2001